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Exhibit 20.1


                                                           [HANOVER DIRECT LOGO]


FOR IMMEDIATE RELEASE

CONTACT:    Hanover Direct, Inc                       The MWW Group
            Edward M. Lambert                         Rich Tauberman
            E.V.P & Chief Financial Officer           Tel: (201) 507-9500
            Tel: (201) 272-3325


       HANOVER DIRECT ANNOUNCES DATE AND TIME FOR NINE MONTHS RESULTS
                                CONFERENCE CALL

EDGEWATER, NJ, November 6, 2002 - Hanover Direct, Inc. (AMEX: HNV) today announced that a conference call with the management of Hanover Direct, Inc. to review the Fiscal 2002 third quarter and year-to-date operating results will be held on Friday, November 8, 2002 at 10 a.m. Eastern Time. If you would like to participate in the call, please call 800-633-8538 (domestic) and 212-346-6439 (International) between 9:50 a.m. and 9:55 a.m. Eastern Time. A replay of the conference call will be available one hour after the call until 11:00 p.m. Eastern Time on November 9, 2002 and can be accessed by calling 800-633-8284 (domestic) and 402-977-9140 (International), Access Code #21014285.


ABOUT HANOVER DIRECT, INC.

Hanover Direct, Inc. (AMEX: HNV) and its business units provide quality, branded merchandise through a portfolio of catalogs and e-commerce platforms to consumers, as well as a comprehensive range of Internet, e-commerce, and fulfillment services to businesses. Hanover Brands, Inc. is comprised of the Company's catalog and e-commerce web site portfolio of home fashions, apparel and gift brands, including Domestications, The Company Store, Company Kids, Silhouettes, International Male, Scandia Down, and Gump's By Mail. The Company owns Gump's, a retail store based in San Francisco. Each brand can be accessed on the Internet individually by name. erizon, Inc. is comprised of Keystone Internet Services, Inc. (www.keystoneinternet.com), the Company's third party fulfillment operation, and also provides the logistical, IT and fulfillment needs of Hanover Brands, Inc. Information on Hanover Direct, including each of its subsidiaries, can be accessed on the Internet at www.hanoverdirect.com.